UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

LITHIUM & BORON TECHNOLOGY, INC

(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Ren-Min Road Da-Chai Dan Town Hai Xi County, Qing Hai Province	817000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 097 -782-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LBTI	Pink

Item 5.01. Changes in Control of Registrant.

On November 4, 2021, Mr. Jimin Zhang purchased a total of 106,001,971 shares of common stock (“Common Stock”) of Lithium & Boron Technologies, Inc. (the “Company”) at a purchase price of $.001 per share from Mr. Mao Zhang, 80,625,099 shares, Mr. Jian Zhang, 22,165,012 shares, and Ms. Ying Zhao, 3,211,860 shares. After giving effect to the purchases, Mr. Jimin Zhang now holds, directly or indirectly, a total of 152,769,779 shares of Common Stock which represents approximately 82% of the Company’s issued and outstanding Common Stock. The source of the funds used to purchase the Common Stock were from Mr. Jimin Zhang. As set forth below, Mr. Xudong Rhett Wang was elected as a board member; however, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of Mr. Wang, any other directors or any other matters.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2021, Mr. Xudong Rhett Wang was appointed to the Board of Directors of the Company. Mr. Wang age 47, serves as the Chief Financial Officer and Treasurer of the Company. In the past five years Mr. Wang served as a Vice President of Strategic Business Development for Smartheat. Mr. Wang has also served as Chief Financial Officer of DH Gate, Inc., an ecommerce company, QKL Stores, Inc., a NASDAQ listed company, and ThyssenKrupp Presta Fawer Ltd.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM & BORON TECHNOLOGY, INC
(Registrant)
Date:	November 4, 2021	By:	/s/Jimin Zhang
		Name:	Mr. Jimin Zhang
		Title:	Chief Executive Officer